Exhibit 5.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064

September 9, 2024

RXO, Inc.
11215 North Community House Road
Charlotte, NC 28277

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of RXO, Inc., a Delaware corporation (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the following securities of the Company (together, the “Securities”):

A.             debt securities (the “Debt Securities”);

B.             shares of preferred stock (including shares issuable upon conversion of the Debt Securities or upon the exercise of warrants or purchase contracts) of the Company, par value $0.01 per share (the “Preferred Stock”);

C.            shares of common stock (including shares issuable upon conversion or exchange of the Debt Securities or Preferred Stock or upon the exercise of warrants, rights or purchase contracts) of the Company, par value $0.01 per share (the “Common Stock”);

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D.             depositary shares representing a fractional share or multiple shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”);

E.              warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or any combination of them (the “Warrants”);

F.              rights to purchase Common Stock (the “Rights”);

G.             purchase contracts representing the Company’s obligation to sell Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants or debt obligations of third parties, including government securities (the “Purchase Contracts”); and

H.              units consisting of any combination of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Purchase Contracts or debt obligations of third parties, including government securities (the “Units”).

The Securities are being registered for offering and sale from time to time as provided by Rule 415 under the Act.

The Debt Securities are to be issued under an indenture to be entered into by and between the Company and the bank or trust company identified in such indenture as the trustee with respect to the Debt Securities (the “Indenture”). The Depositary Shares are to be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable agreement (each, a “Depositary Agreement”). The Warrants are to be issued under warrant agreements, each between the Company and a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Rights are to be issued under rights agent agreements, each between the Company and a rights agent to be identified in the applicable agreement (each, a “Rights Agent Agreement”). The Purchase Contracts will be issued under purchase contract agreements, each between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agreement”). The Units are to be issued under unit agreements, each between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).

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In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

1.              the Registration Statement; and

2.              the form of Indenture (including the form of Securities included therein) attached as Exhibit 4.8 to the Registration Statement.

In addition, we have examined (i) such corporate records of the Company, including a copy of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company and copies of resolutions of the board of directors of the Company relating to the issuance of the Securities certified by the Company, and (ii) such certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

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We have also assumed, without independent investigation, that (i) the Indenture will be duly authorized, executed and delivered by the parties to it in substantially the form filed as an exhibit to the Registration Statement and will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) each of the Depositary Agreements, the Warrant Agreements, the Rights Agent Agreements, the Purchase Contract Agreements, the Unit Agreements and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of the Securities will be duly authorized, executed and delivered by the parties to such agreements (such agreements and documents, together with the Indenture, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) the Depositary Shares, the Warrants, the Rights, the Purchase Contracts, the Units and any related Operative Agreements will be governed by the laws of the State of New York, (v) in the case of Purchase Contracts or Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms and (vi) the execution, delivery and performance of the Operative Agreements and the Securities and issuance of the Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

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With respect to the Securities of a particular series or issuance, we have assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of the Securities to be offered from time to time will be duly authorized and established, in accordance with the organizational documents of the Company, the laws of the State of New York and the State of Delaware, and any applicable Operative Agreement, (ii) prior to the issuance of a series of Preferred Stock, an appropriate certificate of designation or board resolution relating to such series of Preferred Stock will have been duly authorized by the Company and filed with the Secretary of State of Delaware, (iii) the Securities will be duly authorized, executed, issued and delivered by the Company, and, in the case of Debt Securities, Depositary Shares, Warrants, Rights, Purchase Contracts and Units, duly authenticated or delivered by the applicable trustee or agent, in each case, against payment by the purchaser at the agreed-upon consideration and (iv) the Securities will be issued and delivered as contemplated by the Registration Statement and the applicable prospectus supplement.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:

1.            When the specific terms of a particular issuance of Debt Securities (including any Debt Securities duly issued upon exercise, exchange or conversion of any Security in accordance with its terms) have been duly authorized by the Company and such Debt Securities have been duly executed, authenticated, issued and delivered, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such Debt Securities will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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2.            Upon due authorization by the Company of the issuance and sale of shares of a series of Preferred Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

3.            Upon due authorization by the Company of the issuance and sale of shares of Common Stock, and, if applicable, upon exercise, exchange or conversion of any Security in accordance with its terms, such shares of Common Stock will be validly issued, fully paid and non-assessable.

4.            When Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the terms of a Depositary Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof the rights specified in the Depositary Agreement and such Depositary Shares will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.            When the specific terms of a particular issuance of Warrants have been duly authorized by the Company and such Warrants have been duly executed, authenticated, issued and delivered, such Warrants will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

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6.            When the specific terms of a particular issuance of Rights have been duly authorized by the Company and such Rights have been duly executed, authenticated, issued and delivered, such Rights will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.            When any Purchase Contracts have been duly authorized, executed and delivered by the Company, such Purchase Contracts will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

8.            When any Units have been duly authorized, issued and delivered by the Company, such Units will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions expressed above as to enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) requirements that a claim with respect to any Securities in denominations other than in United States dollars (or a judgment denominated other than into United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

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The opinions expressed above are limited to the laws of the State of New York and the Delaware General Corporation Law. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP